Our reference: BERD2/24435.50023/80336671v3

April 21, 2015

Capital Product Partners L.P.
3, Iassonos Street
Piraeus, Athens
18537 Greece

Registration Statement on Form F-3 ASR (No. 333-202810) – Exhibit 8.1

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Capital Product Partners L.P., a Marshall Islands limited partnership (the “Company”), in connection with the offer and sale by the Company of common units pursuant to the Company’s Registration Statement on Form F-3 ASR (File No. 333-202810) (the “Registration Statement”), the preliminary prospectus supplement dated April 15, 2015 (the “Preliminary Prospectus”) to the base prospectus dated March 16, 2015 (the “Base Prospectus”) and the prospectus supplement dated April 16, 2015 (the “Prospectus”) to the base prospectus dated March 16, 2015.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

Capital Product Partners L.P.

April 21, 2015

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Preliminary Prospectus;

(iv)	the Prospectus; and

(v)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company and its affiliates, as we have deemed relevant and necessary.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.  As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.  We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Preliminary Prospectus and Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Base Prospectus under the caption “Non-United States Tax Consequences” and in the Prospectus under the caption “Non-United States Tax Consequences” and we confirm that the statements in such discussions, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Preliminary Prospectus and the Prospectus, as applicable (except for the representations and statements of fact of the Company included under such captions, as to which we express no opinion).

We consent to the discussion of this opinion in the Registration Statement, the Preliminary Prospectus and the Prospectus, the filing of this opinion as an exhibit to a Report on Form 6-K of the Company and to the references to our firm in the Registration Statement, the Preliminary Prospectus and the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is

Capital Product Partners L.P.

April 21, 2015

required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP